EXHIBIT 23.1

[PRICEWATERHOUSECOOPERS LOGO]

Pricewaterhouse Coopers LLP Chartered Accountants 250 Howe Street, Suite 700 Vancouver, British Columbia Canada V6C 3S7 Telephone +1 (604) 806-7000 Facsimile +1 (604) 806-7806

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eldorado Gold Corporation (the "Company"), of our report dated February 15, 2002 relating to the consolidated balance sheets of the Company and subsidiaries as at June 30, 2002 and December 31, 2001 and 2000 and the related consolidated statements of operations and deficit and cash flows for the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001, 2000 and 1999.

The above mentioned report appears in the Company's registration statement on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia
March 7, 2003

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.